EXHIBIT 10.1

WASTE MANAGEMENT, INC.

2014 STOCK INCENTIVE PLAN

I. PURPOSE OF THE PLAN

The purpose of the WASTE MANAGEMENT, INC. 2014 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which WASTE MANAGEMENT, INC., a Delaware corporation (the “Company”), and its Affiliates may attract and retain able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant, or Director as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Phantom Stock Award, or Bonus Stock Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

(e) “Bonus Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Bonus Stock Award.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means the Management Development and Compensation Committee of the Board or such other committee that is selected by the Board, in conformance with Paragraph IV(a).

(h) “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(i) “Company” means Waste Management, Inc., a Delaware corporation.

(j) “Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(k) “Corporate Change” shall have the meaning assigned to such term in Paragraph XII(c) of the Plan.

(l) “Director” means an individual who is a member of the Board, or, where the context of the Plan so permits, a member of the board of directors (or any analogous governing body) of an Affiliate of the Company.

(m) “Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Committee, may be awarded in connection with any Award under the Plan on a like number of shares of Common Stock under such Award.

(n) “Effective Date” shall have the meaning assigned to such term in Paragraph III.

(o) “Employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as to a share of Common Stock, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the average of the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. on that date, (iii) if shares of Common Stock are not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose consistent with the requirements of section 409A of the Code.

(r) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(t) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(u) “Participant” means an Employee, Consultant, or Director who has been granted an Award.

(v) “Performance Award” means an Award granted under Paragraph IX of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(x) “Performance Measure” means one or more performance measures established by the Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) operating income or operating income margin, (vi) net income or net income margin (before or after taxes), (vii) cash flow or return on investment, (viii) earnings or earnings margin before or after interest, taxes, depreciation, and/or amortization, (ix) economic value added, (x) return on capital, assets, or stockholders’ equity, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, or (xiv) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or Affiliates of the Company alone, or the Company together with one or more of its business units or Affiliates. In addition, subject to any limitations under section 162(m) of the Code, such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements and other specified significant extraordinary items or events. Notwithstanding the foregoing, if a Performance Award is not intended to be qualified performance-based compensation under section 162(m) of the Code, Performance Measure means such achievement of goals as may be established by the Committee.

(y) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(z) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(aa) “Plan” means the Waste Management, Inc. 2014 Stock Incentive Plan, as amended from time to time.

(bb) “Prior Plan” means the Waste Management, Inc. 2009 Stock Incentive Plan.

(cc) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(dd) “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(ee) “Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(ff) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective following (a) its adoption by the Board and (b) its approval by the stockholders of the Company within 12 months of such adoption in a manner that satisfies the requirements of section 422 of the Code and the regulations thereunder (the “Effective Date”). Notwithstanding any provision in the Plan to the contrary, no Option shall be exercisable, no Restricted Stock Award or Bonus Stock Award shall be granted, and no Performance Award or Phantom Stock Award shall vest or become satisfiable prior to the Effective Date. No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied or expired.

IV. ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

(b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares of Common Stock to be subject to each Option, Restricted Stock Award, or Bonus Stock Award, and the number of shares of Common Stock to be subject to or the value of each Performance Award or Phantom Stock Award. In making such determinations the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may, in its discretion, amend the terms of any Award Agreement provided the amendment (i) is not adverse to the Participant, or (ii) is consented to by the Participant. Notwithstanding the foregoing, the authority to accelerate the exercisability or vesting or otherwise terminate restrictions related to an Award may be exercised only in connection with a Participant’s death, disability, retirement, in connection with a Corporate Change or the sale of one or more subsidiaries or divisions, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be conclusive.

(d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company (the “CEO”) the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the CEO is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the CEO upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the CEO, the determination or interpretation, as applicable, of the Committee shall be conclusive.

(e) Authority as to Non-Employee Directors. The Committee’s actions respecting grants of Awards to non-employee Directors shall be in accordance with Board approval.

(f) Liability. No member of the Committee or its delegatee shall be liable for actions or inactions under the Plan except for willful misconduct or as expressly provided by law.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;

GRANT OF AWARDS

(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 23,800,000 shares, plus (i) any shares of Common Stock that, as of the Effective Date, are available for issuance under the Prior Plan (and that are not subject to outstanding awards under the Prior Plan) and (ii) any shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date that are subsequently canceled or forfeited, or terminate, expire or lapse for any reason or any shares of Common Stock that otherwise subsequently become available under the Prior Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,500,000 shares and (ii) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $7,000,000. The limitations set forth in clauses (i) and (ii) of the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards granted to Employees that are canceled or re-priced. Notwithstanding any provision in the Plan to the contrary, the aggregate grant date fair value (computed in accordance with applicable accounting rules) of all Awards granted to any non-employee Director during any calendar year shall not exceed $500,000.

(b) Grant of Awards. The Committee may from time to time grant Awards to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.

(d) Acquired Companies. If a company is acquired by or combined with the Company and has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available under such pre-existing plan (as adjusted, to the extent appropriate) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan. Awards using such available shares shall be made prior to the date that awards could have been made under the pre-existing plan and shall be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination. Moreover, shares of

Common Stock respecting Awards granted upon the assumption of, or in substitution or exchange for, awards outstanding under such pre-existing plan shall not reduce the shares of Common Stock authorized for issuance under the Plan.

(e) Minimum Vesting Periods. Restricted Stock Awards and Phantom Stock Awards in the form of restricted stock units that vest as a result of the passage of time and continued service by the Participant shall be subject to a minimum vesting period of three years from the date of grant (but with permissible pro rata vesting over such period). Restricted Stock Awards, Bonus Stock Awards and Performance Awards whose vesting is subject to the achievement of specified performance criteria over a performance period shall be subject to a minimum performance period of one year. Notwithstanding the foregoing, such minimum vesting periods shall not apply (i) to terminations of employment due to death, disability or retirement, (ii) upon a change in control of the Company, (iii) to substitute awards (not reducing the vesting periods of the Awards being replaced) and (iv) to Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the Plan.

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board or the board of directors (or analogous governing body) of an Affiliate of the Company, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. The Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable), provided that, except as otherwise provided in the Plan or the applicable Option Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

(e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to the special limitations on Incentive Stock Options set forth in Paragraph VII(c) and to adjustment as provided in Paragraph XII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f) Restrictions on Repricing of Options. Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, (i) amend any outstanding Option Agreement to lower the option price, (ii) cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price or (iii) repurchase any Option at a time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

(g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which shares of stock have been issued to the Participant.

(h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on transferability by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or one of its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b) Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall result in a forfeiture of the Restricted Stock Award as determined by the Committee, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time a Restricted Stock Award is granted, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. Subject to any limitations imposed under section 162(m) of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.

(e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the restriction set forth in the first sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan, provided that, except as otherwise provided in the Plan or the applicable Restricted Stock Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

IX. PERFORMANCE AWARDS

(a) Performance Awards. Performance Awards may be in the form of (i) performance share units which are rights to receive shares of Common Stock (or the Fair Market Value thereof), (ii) rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock, or (iii) specified cash amounts, which may vest over a period of time as established by the Committee, but which are subject to the satisfaction of performance criteria or objectives that are based on one or more Performance Measures. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Performance Award.

(b) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(c) Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof under a Performance Measure during the performance period. With respect to Performance Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code, the Committee shall establish the initial Performance Measures applicable to such performance within any time period required under section 162(m) of the Code and applicable interpretative authority thereunder. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures.

(d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

(e) Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. Dividend Equivalents may be paid after the applicable vesting period and Performance Period with respect to an earned Performance Award, in accordance with such terms as may be determined by the Committee. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Performance Award covering shares of Common Stock until payment has been determined by the Committee and such shares have been delivered to the Participant.

(f) Deferrals. With the consent of the Committee, amounts payable in respect of Performance Awards in the form of performance share units (but not including Dividend Equivalents respecting such Awards) may be subject to elective deferral by the Participant pursuant to the terms and conditions determined by the Committee and in accordance with the provisions of the Waste Management, Inc. 409A Deferral Savings Plan.

(g) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period through the payment date, except as may be determined by the Committee.

(h) Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives that are based upon one or more Performance Measures. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. Specifically, but without limitation, a Phantom Stock Award may be issued in the form of a restricted stock unit. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be (i) determined by the Committee but, subject to adjustment as provided in Paragraph XII, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted, and (ii) subject to the restrictions on repricings described in Paragraph VII(f) in the same manner as applies to Options.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Dividend Equivalents may be paid after the applicable vesting period with respect to an earned Phantom Stock Award, in accordance with such terms as may be determined by the Committee. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Phantom Stock Award until the shares of Common Stock, if any, have been delivered to the Participant.

(e) Deferrals. With the consent of the Committee, amounts payable in respect of Phantom Stock Awards in the form of restricted stock units (but not including Dividend Equivalents respecting such Awards) may be subject to elective deferral by the Participant pursuant to the terms and conditions determined by the Committee and in accordance with the provisions of the Waste Management, Inc. 409A Deferral Savings Plan.

(f) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(g) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

XI. BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion. The Company and the Participant shall enter into a Bonus Stock Award Agreement setting forth the terms of any such Award.

XII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, consolidation or other business combination of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share, if any, shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock or other property covered by an Award theretofore granted and the purchase price of Common Stock or other consideration subject to such Award shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any consummated merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), then no later than (x) 10 days after such merger, consolidation, business combination, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d) Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in the following clause (i), (ii) or (iii), whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, or other business combination, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award, accelerated vesting, conversion into other securities or interests or cash settlement in exchange for cancellation in an equitable and appropriate manner so as to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. Notwithstanding the foregoing, with respect to a change that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard, the provisions in Subparagraph (c) above shall control to the extent they are in conflict with the discretionary provisions of this Subparagraph (e). In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual during any calendar year shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any stockholder action required by applicable law or regulation or the Company’s certificate of incorporation or bylaws.

(g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the aggregate maximum number of shares that may be issued under the Plan, increase the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

XIV. MISCELLANEOUS

(a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board or the board of directors (or analogous governing body) of any Affiliate of the Company.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid unless otherwise determined by the Committee. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company, any Affiliate, or the Board or the Committee as a result of any such action.

(e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f) Clawback. Notwithstanding any provisions in the Plan to the contrary, any portion of the payments and benefits provided under the Plan or the sale of shares of Common Stock shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule. The Committee, in its discretion, may also specify clawback and/or recovery provisions in Award Agreements under the Plan.

(g) Section 409A of the Code. Plan provisions to the contrary notwithstanding, in the event an Award granted under the Plan is governed by Section 409A of the Code, then (i) such Award shall be interpreted by the Committee to comply with Section 409A of the Code, and (ii) the Committee, in its discretion, may amend such Award, without a Participant’s consent, as necessary to avoid the imposition of additional taxes and interest under Section 409A of the Code.

(h) Delayed Payment Restriction. Notwithstanding any provision in the Plan or an Award agreement to the contrary, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefit is not delayed in accordance with the requirements of section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Participant (or the Participant’s estate, if applicable) until the earlier of (i) the date of the Participant’s death or (ii) the date that is six months after the date of the Participant’s separation from service with the Company.

(i) Effect on Prior Plan. From and after the Effective Date, no further awards or grants will be made under the Prior Plan. The Prior Plan will, however, continue in existence and operation following the Effective Date with respect to awards or grants outstanding under the Prior Plan. From and after the Effective Date, shares available for issuance under the Prior Plan will be subject to the provisions of Section V(a) of the Plan. The Prior Plan is hereby amended as necessary to effect the provisions of Section V(a) of the Plan.

(j) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.